EQUIPMENT AND GROUND SUBLEASE

THIS EQUIPMENT AND GROUND SUBLEASE is made and entered into this 1st day of December, 2001, ("Date of this Lease") by and between EmTech Biotechnology Development, Inc. ("Landlord") and **GeoVax, Inc.** ("Tenant").

1. **BASIC EQUIPMENT AND GROUND SUBLEASE PROVISIONS.**

A. <u>Prime Equipment Lease (hereinafter "Prime Lease")</u>: Equipment Lease Dated March 1, 2001 Between Board of Regents of the University System of Georgia for the Georgia Institute of Technology (as landlord) and EmTech Biotechnology Development, Inc. (as tenant), a copy of which is attached hereto as **Exhibit 1.**

B. <u>Prime Equipment Lease Landlord</u>: Board of Regents of the University System of Georgia for the Georgia Institute of Technology.

C. <u>Prime Equipment Lease Landlord's (hereinafter "Prime Landlord")</u>
Address for Notices:
Board of Regents, 270 Washington Street, SW, Atlanta, GA 30334

D. <u>Prime Ground Lease (hereinafter "Ground Lease")</u>: Ground Lease Dated March 1, 2001 Between Emory University (as lessor) and Emtech Biotechnology Development, Inc. (as lessee) a copy of which is attached hereto as **Exhibit 2**.

E <u>Prime Ground Lease Lessor (hereinafter "Ground Lease Lessor")</u>:
Emory University

F. <u>Prime Ground Lease Lessor's Address for Notices:</u>
Emory University, General Councils Office, Atlanta, GA 30322

G. <u>Property at which Equipment is Located (hereinafter the "Property")</u>: Emory University's Briarcliff Campus, 1256 Briarcliff Rd., Atlanta, Georgia 30322, as more particularly described in the legal description attached as **Exhibit 3** hereto, and incorporated by reference herein.

H. <u>Sublease Term</u>: Initial Term of 30 days; after expiration of Initial Term, automatically renewed on a monthly basis ("Renewal Term") unless and until terminated as provided for herein. (For purposes of this Agreement, the Initial Term and the Renewal Term shall collectively be referred to as the "Term")

I. **Commencement Date of Sublease**: Noon, December 1, 2001

J. **Expiration Date of Sublease**: Noon, December 30, 2001

K. **Base Rent**: nine hundred and eighty and 0/100 Dollars ($980.00) per month.

L. **Payee of Rent**: EmTech Biotechnology Development, Inc.

M. **Address to Which Rent Payments Under Sublease Should Be Sent**:

Emory University's Emory Briarcliff Campus, 1256 Briarcliff Rd., Atlanta, Georgia 30322

N. **Sublease Share**: 100% of expenses for Modular Unit #5, except as otherwise expressly set forth in **Section 8.A**. below.

O. **Description of the Equipment that is the Subject of the Sublease**:

Modular Unit #5 (980 sq ft) with associated laboratory equipment plus common use laboratory equipment located within the EmTech Biotechnology Development, Inc site at Emory West Campus. Access to and use of common use laboratory equipment will be managed solely by the Landlord. A schedule of equipment owned by EmTech and by GeoVax, respectively, is attached as Exhibit 4.

P. **Tenant's Use**:_ The Equipment and Parcel shall be used and occupied only for the Tenant's Use only. No other use shall be permitted, and any use by Tenant must be in accordance with all applicable laws, regulations and ordinances (including zoning and land use ordinances).

P. **Security Deposit**:

Nine hundred and eighty and 0/100 Dollars ($980.00)

R. **Broker**: None

S. **Tenant's Address to which Notices Should be Sent**

GeoVax, Inc.., EmTech Bio, Emory University's Emory Briarcliff Campus, 1256 Briarcliff Rd., Atlanta, Georgia 30322

T. **Landlord's Address to which Notices Should be Sent**:

Emory University's Briarcliff Campus, 1256 Briarcliff Rd., Atlanta, Georgia 30322

2. **PRIME LEASES.** Landlord is the tenant under the Prime Lease with the Prime Landlord identified in Section 1(B), bearing the date specified in Section 1(A), per which Prime Lease Landlord rents the Equipment that is the subject of this Sublease.

Landlord is also the tenant under the Ground Lease with the Ground Lease Lessor identified in Section 1(E) bearing the date specified in Section 1(D), per which Landlord rents the Property upon which the Equipment is located. Landlord represents and warrants to Tenant that (a) Landlord has delivered to Tenant a full and complete copy of the Prime Lease and all other agreements between Prime Landlord and Landlord governing the use of the Equipment; (b) Landlord has delivered to Tenant a full and complete copy of the Ground Lease and all other agreements between Landlord and Ground Lease Lessor governing use of the Property; (c) the Prime Lease and the Ground Lease, as of the date hereof, are in full force and effect, and (c) no event of default has occurred under the Prime Lease or Ground Lease and, to Landlord's knowledge, no event has occurred and is continuing which would constitute an event of default but for the requirement of the giving of notice and/or the expiration of the period of time to cure. Tenant hereby warrants and represents that it has received a full and complete copy of the Prime Lease, Ground Lease and all other agreements between Prime Landlord and Landlord or between Landlord and Ground Lease Lessor governing the use of the Equipment or the use of the Property on which the Equipment is located.

3. **SUBLEASE**. Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of the Tenant to be performed, hereby subleases to the Tenant, and the Tenant accepts from the Landlord, (a) the Equipment described in Section 1(O) (the "Equipment") and (b) the portion of the Property on which the Equipment is located (hereinafter the "Parcel"), as shown and described on **Exhibit 4** attached hereto and incorporated by reference herein, as well as non-exclusive, temporary easements necessary for ingress and egress to the Parcel and Equipment during the Term of this Sublease.

4. **TERM**. The Initial Term of this Sublease shall commence on the date specified in Section 1(I) (hereinafter "Commencement Date"). The Term shall expire on the date ("Expiration Date") specified in Section 1(J), unless sooner terminated, as otherwise provided elsewhere in the sublease. At the conclusion of the Initial Term, this Sublease shall automatically renew on a monthly basis ("Renewal Term"), unless and until terminated by either party on thirty (30) days advance written notice.

5. **POSSESSION**. Tenant acknowledges that it is in possession of the Equipment and the Parcel as of the date of this Sublease and that Tenant accepts the Equipment and Parcel in **AS IS** condition.

6. **TENANT'S USE**. The Equipment and Parcel shall be used and occupied only for the Tenant's Use set forth in Section 1(P); no other use shall be permitted, and any use by Tenant must be in accordance with all applicable laws, regulations and ordinances (including zoning and land use ordinances).

7. **RENT**. Beginning on the Commencement Date, Tenant agrees to pay the Base Rent set forth in Section 1(K) to the Payee specified in Section 1(L), at the address specified in Section 1(M), or to such other payee or at such other address as may be designated by notice in writing from Landlord to Tenant, without prior demand and

without any deduction or set-off whatsoever. Base Rent shall be paid in equal monthly installments in advance on the first day of each month of the Term, except that the first installment of Base Rent shall be paid by Tenant to Landlord upon execution of this Sublease by Tenant. Base Rent shall be pro-rated for partial months at the beginning and end of the Term, if the Term does not begin or end on the first day of a month. All charges, costs and sums required to be paid by Tenant to Landlord under this Sublease in addition to Base Rent shall be deemed "Additional Rent," and Base Rent and Additional Rent shall hereinafter collectively be referred to as "Rent". Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease. If Rent is not paid when due, Tenant shall pay, relative to the delinquent payment, interest at the rate of 18% per annum (or if such interest rate is prohibited by law at the time of assessment, then the highest rate permitted by law), as well as any other sums which would be payable by Landlord to Prime Landlord for an equivalent default under the Prime Lease and by Landlord to Ground Lease Lessor for an equivalent default under the Ground Lease.

8. ADDITIONAL RENT.

A. Tenant agrees to reimburse Landlord for "Additional Rent" due to expenses paid for by the Landlord for the benefit of the Tenant. Additional Rent shall include 50% of the total electrical charges metered for Modular Unit #5, 100% of the charges for direct services including telephone, network & internet service, and waste disposal, plus 100% of any "Other Services" as agreed to by both the Tenant and Landlord. "Other Services" shall be agreed upon by letter of agreement between the Tenant and Landlord as needed. Payment for Additional Rent shall be due from Tenant to Landlord with (30) thirty days of receipt of invoice from Landlord for same.

9. TENANT'S OBLIGATIONS. Tenant shall be responsible for, and shall pay the following:

A. To the extent Landlord is obligated to provide and pay for the same under the Prime Lease or Ground Lease and to the extent the cost thereof is not already included in Tenant's Base Rent or Additional Rent, any Tenant-related utility consumption costs, including without limitation, gas, electric, water, sanitation and other charges for which Tenant has contracted or incurred in connection with Tenant's operations hereunder. Tenant shall hold Landlord harmless from all costs or expenses Landlord may incur from Tenant's failure to pay utility bills or to perform any of its obligations with respect to the purchase of utilities; provided, however, Landlord at its option, may pay any such bills and collect any amounts paid from Tenant as Additional Rent hereunder.

B. A portion of maintenance, repairs and replacements as to the Equipment and Property, to the extent Landlord is obligated to perform the same under the Prime Lease or Ground Lease. The portion of responsibility shall be determined on a shared basis between all EmTech tenants as appropriate based on use and responsibility for damage.

10. QUIET ENJOYMENT. Landlord represents that it has full power and authority to enter into this Sublease, subject to the consent of the Prime Landlord and Ground Lease Lessor, if required under the Prime Lease and/or Ground Lease. So long as Tenant is not in default in the performance of its covenants and agreements in this Sublease, Tenant's quiet and peaceable enjoyment of the Premises shall not be disturbed or interfered with by Landlord, or by any person claiming by, through, or under Landlord.

11. TENANT'S INSURANCE. Tenant shall procure and maintain, at its own cost and expense, such liability and property insurance (to the extent such property insurance pertains to the Equipment and/or to the Parcel) as is required to be carried by Landlord under the Prime Lease and Ground Lease, naming Landlord, as well as Prime Landlord and/or Ground Lease Lessor, in the manner required therein. Tenant shall furnish to Landlord a certificate(s) of Tenant's insurance required hereunder, and, in the case of liability insurance, naming Landlord, Prime Landlord and Ground Lease Lessor as Additional Insureds, by not later than ten (10) days prior to Tenant's taking possession of the Equipment and Parcel. Unless caused by the negligence or willful misconduct of Landlord, Prime Landlord or Ground Lease Lessor, as the case may be, Tenant hereby releases Landlord, Prime Landlord and Ground Lease Lessor, as the case may be, from any and all liability for damage to Tenant's property no matter how caused. Tenant hereby waives claims against Prime Landlord and Ground Lease Lessor for property damage to the Premises or its contents if and to the extent that Landlord waives such claims against Prime Landlord under the Prime Lease and against the Lessor under the Ground Lease. Tenant agrees to obtain, for the benefit of Prime Landlord, Landlord, and Ground Lease Lessor such waivers of subrogation rights from its insurer as are required of Landlord under the Prime Lease and under the Ground Lease.

12. ASSIGNMENT OR SUBLETTING.

A. Tenant shall not (i) assign, convey or mortgage this Sublease or any interest under it; (ii) allow any transfer thereof or any lien upon Tenant's interest by operation of law; (iii) further sublet the Equipment or Parcel, or any part thereof, or grant any license or concession therefore; or (iv) permit the use of the Equipment or Parcel, or any part thereof by anyone other than Tenant without written advance consent of Landlord. Landlord's consent to an assignment of this Sublease or a further sublease of the Equipment or Parcel may be granted or denied in Landlord's sole discretion; provided, however, that if Landlord consents thereto then Landlord shall use reasonable efforts to obtain the consent of Prime Landlord and/or Ground Lease Lessor if such consent is required to be obtained under the Prime Lease and/or Ground Lease. Any cost of obtaining the consent of Prime Landlord or Ground Lease Lessor shall be borne by Tenant.

B. No permitted assignment shall be effective and no permitted sublease shall commence unless and until any default by Tenant hereunder shall have been cured. No permitted assignment or subletting shall relieve Tenant from Tenant's obligations and agreements hereunder and Tenant shall continue to be liable as a principal and not as a

guarantor or surety to the same extent as though no assignment or subletting had been made.

13. **RULES**. Tenant agrees to comply with all rules and regulations that Landlord may impose regarding the use of the Equipment and Parcel; that Prime Landlord has made or may hereafter from time to time make for the Equipment; and that Ground Lease Lessor may make for the Parcel/Property. Landlord, Prime Landlord and Ground Lease Lessor shall not be liable in any way for damage caused by the non-observance by any of the other tenants of such similar covenants in their leases or of such rules and regulations.

14. **REPAIRS AND COMPLIANCE**. Tenant shall promptly pay for the repairs set forth in Section 9(B) hereof and Tenant shall, at Tenant's own expense, comply with all laws and ordinances, and all orders, rules and regulations of all governmental authorities and of all insurance bodies and their fire prevention engineers at any time in force, applicable to the Equipment or Property or to Tenant's particular use or manner of use thereof, except that Tenant shall not hereby be under any obligation to comply with any law, ordinance, rule or regulation requiring any structural or other material alteration of or in connection with the Equipment or Property, unless such alteration is required by reason of Tenant's particular use or manner of use of the Equipment or Property, or a condition which has been created by or at the sufferance of Tenant, or is required by reason of a breach of any of Tenant's covenants and agreements hereunder. (See Section 16 below regarding approval required for Alterations.)

15. **FIRE OR CASUALTY OR EMINENT DOMAIN**. In the event of a fire or other casualty affecting the Equipment or Property, or of a taking of all or a part of the Equipment or Property under the power of eminent domain, Landlord shall exercise any right which may have the effect of terminating the Prime Lease or Ground Lease only after giving Tenant at lease 10 days written notice of its intent to do so. In the event Landlord is entitled, under the Prime Lease or Ground Lease, to a rent abatement as a result of a fire or other casualty or as a result of a taking under the power of eminent domain, then Tenant shall be entitled to the Sublease Share of such rent abatement unless the effect on the Equipment or Parcel of such fire or other casualty or such taking shall be substantially disproportionate to the amount of the abatement, in which event the parties shall equitably adjust the abatement as between themselves, based on the relative impact of the fire or other casualty, or the taking as the case may be.

16. **ALTERATIONS**. Tenant shall not make any alterations in or additions to the Property , nor shall Tenant make any additions to or Alterations to the Equipment or Parcel, ("Alterations"), if to do so would constitute a default under the Prime Lease or a default under the Ground Lease. If Tenant's proposed Alterations would not constitute a default under the Prime Lease or under the Ground Lease, then the advance consent of Landlord, Prime Landlord, and Ground Lease Lessor shall nonetheless be required, and may be granted or withheld in such parties' sole discretion. If Landlord consents thereto, Landlord shall use reasonable efforts to obtain the consent of Prime Landlord and Lessor under the Ground Lease. In all events, any costs related to obtaining such consent(s)

shall be borne by Tenant. If Alterations by Tenant are permitted or consented to as aforesaid, Tenant shall comply with all of the covenants of Landlord contained in the Prime Lease and Ground Lease pertaining to the performance of such Alterations. In addition, Tenant shall indemnify, defend and hold harmless Landlord, Prime Landlord and Ground Lease Lessor against liability, loss, cost, damage, liens and expense arising out of the performance of Alterations by Tenant, and this obligation shall survive the expiration or termination of this Subleases.

17. **SURRENDER**. Upon the expiration of this Sublease, or upon the termination of the Sublease or of the Tenant's right to possession of the Equipment and/or Parcel, Tenant will at once surrender and deliver up the Equipment and Parcel, together with all improvements thereto, to Landlord, clean and in good condition and repair, reasonable wear and tear excepted. Conditions existing because of Tenant's failure to perform maintenance, repairs or replacements as required of Tenant under this Sublease shall not be deemed "reasonable wear and tear". Said improvements shall include all plumbing, lighting, electrical, heating, cooling and ventilating fixtures and equipment and other articles of personal property used in the operation of the Equipment (as distinguished from operations incident to the business of Tenant). Tenant shall surrender to Landlord all keys to the Equipment and make known to Landlord the explanation of all combination locks which Tenant is permitted to leave on the Equipment or Parcel. All Alterations in or upon the Equipment or Parcel made by Tenant shall become a part of and shall remain on the Equipment/Parcel upon such termination without compensation, allowance or credit to Tenant; provided, however, that Landlord shall have the right to require Tenant to remove any Alterations made by Tenant, or portion thereof and require Tenant to restore the Equipment/Parcel to the condition in which it existed prior to the Alterations. Said right shall be exercisable by Landlord giving written notice thereof to Tenant on or before thirty (30) days prior to Lease Term expiration or on or before twenty (20) days after Lease Term termination. Tenant shall also remove any Alterations made by Tenant, or portion thereof, which Prime Landlord may require Landlord to remove, pursuant to the terms of the Prime Lease, or which Ground Lease Lessor may require Landlord to remove pursuant to the terms of the Ground Lease. In any such event, Tenant shall restore the Equipment and Parcel to their condition prior to the making of such Alterations, repairing any damage occasioned by such removal or restoration. If Landlord, Prime Landlord or Ground Lease Lessor requires removal of any Alteration made by Tenant, or a portion thereof, and Tenant does not make such removal in accordance with this Section and within 30 days after receipt of the request for removal, Landlord may remove the same (and repair any damage occasioned thereby), and dispose thereof, or at its election, deliver the same to any other place of business of Tenant, or warehouse the same. Tenant shall pay the costs of such removal, repair, delivery and warehousing on demand. As between Landlord and Tenant, Tenant shall not be required to remove any Alterations performed by Landlord prior to the Commencement Date. If, however, the term of the Sublease expires at or about the date of the expiration of the Prime Lease, and/or the Ground Lease and if Landlord is required under or pursuant to the terms of the Prime Lease to remove any Alterations performed prior to the Commencement Date, Tenant shall permit Landlord access to the Equipment/Parcel for a reasonable period of time prior to the expiration of the Sublease

for the purpose of removing its Alterations and restoring the Equipment/Parcel as required.

18. REMOVAL OF TENANT'S PROPERTY. Upon the expiration of this Sublease, Tenant shall remove Tenant's articles of personal property from the Equipment/Property (including any trade fixtures); provided, however, that Tenant shall repair any injury or damage to the Equipment/Property which may result from such removal, and shall restore the Equipment/Property to the same condition as prior to the installation thereof. If Tenant does not remove Tenant's personal property from the Equipment/Property prior to the expiration or earlier termination of the Term, Landlord may, at its option, remove the same (and repair any damage occasioned thereby and restore the Equipment/Property as aforesaid) and dispose thereof or deliver the same to any other place of business of Tenant, or warehouse the same, and Tenant shall pay the cost of such removal, repair, restoration, delivery or warehousing to Landlord on demand, or Landlord may treat said personal property as having been conveyed to Landlord with this Sublease as a Bill of Sale, without further payment or credit by Landlord to Tenant.

19. HOLDING OVER. Tenant shall have no right to use the Equipment or any portion thereof, or to use or occupy the Parcel, or Property or any portion thereof, after the expiration or termination of this Sublease; or after termination Tenant's right to possession in consequence of an Event of Default hereunder. In the event Tenant or any party claiming by, through or under Tenant holds over, Landlord may exercise any and all remedies available to it at law or in equity to recover possession of the Equipment, and to recover damages, including without limitation, damages payable by Landlord to Prime Landlord, or by Landlord to Ground Lease Lessor, by reason of such holdover; there shall be not extension or renewal of this Lease by law or otherwise; and Tenant shall be deemed a tenant at sufferance. For each and every month or partial month that Tenant or any party claiming by, through or under Tenant remains in occupancy of all or any portion of the Equipment/Parcel after the expiration of this Sublease or after termination of this Sublease or Tenant's right to possession, Tenant shall pay, as minimum damages and not as a penalty, monthly rental at a rate equal to double the rate of Base Rent and Additional Rent payable by Tenant hereunder immediately prior to the expiration or other termination of this Sublease or of Tenant's right to possession. The acceptance by Landlord of any lesser sum shall be construed as payment on account and not in satisfaction of damages for such holding over.

20. ENCUMBERING TITLE. Tenant shall not do any act that will in any way encumber the title of Prime Landlord in and to the Equipment or encumber the title of Ground Lease Lessor to the Property or any part thereof. Nor shall the interest or estate of Prime Landlord, Landlord or Ground Lease Lessor be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant, or by reason of any other act or omission of Tenant. Any claim to, or lien upon, the Equipment or Property arising from any act or omission of Tenant shall accrue only against the subleasehold interest of Tenant and shall be subject and subordinate to the paramount title and rights of Prime Landlord in and to the Equipment; the interest of Landlord in the Equipment leased pursuant to the Prime

Lease; and the title and rights of Ground Lease Lessor in and to the Property. Without limiting the generality of the foregoing, Tenant shall not permit the Equipment or the Property to become subject to any mechanics', laborers', materialmen's or any other lien on account of labor, material, or professional services furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Equipment, Parcel or Property by or at the direction or sufferance of, Tenant; provided, however, that if so permitted under the Prime Lease and Ground Lease, Tenant shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall give to Prime Landlord and Ground Lease Lessor such security as may be deemed satisfactory to them to assure payment thereof and to prevent any sale, foreclosure, or forfeiture of the Equipment or the Property by reason of non-payment thereof, provided further, however, than on final determination of the lien or claim of lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied.

21. INDEMNITY. Tenant agrees to indemnify Landlord, Prime Landlord and Ground Lease Lessor, and their respective agents, contractors and employees (hereinafter collectively referred to as the "Indemnified Persons") and hold said Indemnified Persons harmless from all losses, damages, liabilities and expenses (including attorneys fees and court costs) which said Indemnified Persons may incur, or for which said Indemnified Persons may be liable, arising from the acts or omissions of Tenant, its agents, contractors or employees, including any which are the subject matter of any indemnity or hold harmless of Landlord to Prime Landlord under the Prime Lease, or of Landlord to Ground Lease Lessor under the Ground Lease . Further, Tenant agrees to indemnify, defend and hold harmless the Indemnified Persons from and against any and all claims, losses, damages, liabilities and expenses (including attorneys' fees and court costs) arising from the acts or omissions of Tenant, its employees, agents or invitees or their presence on or about the Premises, except to the extent caused by the negligence or willful misconduct of an Indemnified Person, but only with respect to that particular Indemnified Person. These indemnification obligations shall survive the expiration or termination of this Sublease.

22. LANDLORD'S RESERVED RIGHTS. Landlord reserves the right, on reasonable prior notice, to inspect the Equipment and Parcel, or to exhibit the Equipment or Parcel to persons having a legitimate interest at any time during the Sublease Term. Landlord also reserves the right to enter the Equipment/Parcel at any time, without notice, if Landlord determines that such entrance is necessary to protect life or property. Tenant shall also abide by and honor any reserved right or entry or inspection in Prime Landlord or Ground Lease Lessor pursuant to the Prime Lease or Ground Lease.

23. DEFAULTS. Tenant further agrees that any one or more of the following events shall be considered Events of Default as said term is used herein, that is to say, it:

A. Tenant shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Tenant asking

reorganization of Tenant under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any State, shall be entered, and any such decree or judgment or order shall not have been vacated or stayed or set aside within sixty (60) days from the date of the entry or granting thereof; or

B. Tenant shall file, or admit the jurisdiction of the court and the material allegations contained in, any petition in bankruptcy, or any petition pursuant or purporting to be pursuant to the Federal bankruptcy laws now or hereafter amended, or Tenant shall institute any proceedings for relief of Tenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition or extension; or

C. Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Tenant or any of the property of Tenant; or

D. Tenant shall admit in writing its inability to pay its debts as they become due; or

E. The Equipment and/or Property rare are levied on by any revenue officer or similar officer as a result of the action/inaction of Tenant; or

F. A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated, stayed or set aside within sixty (60) days from the date of entry or granting thereof; or

G. Tenant shall abandon the Equipment or Parcel during the Term hereof; or

H. Tenant shall default in any payment of Rent required to be made by Tenant hereunder when due as herein provided and such default shall continue for five (5) days after notice thereof in writing to Tenant; or

I. Tenant shall default in securing insurance or in providing evidence of insurance as set forth in Section 11 of this Sublease or shall default with respect to lien claims as set forth in Section 20 of this Sublease and either such default shall continue for five (5) days after notice thereof in writing to Tenant; or

J. Tenant shall, by its act or omission to act, cause a default under the Prime Lease and/or under the Ground Lease and such default shall not be cured within the time, if any permitted for such cure under the Prime Lease and/or Ground Lease; or

K. Tenant shall default in any of the other covenants and agreements herein contained to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant; or

L. Tenant defaults and cures such default within the permitted time, but then subsequently defaults under the same or another provision of the Sublease.

24. **REMEDIES**. Upon the occurrence of any one or more Events of Default, Landlord may exercise any remedy against Tenant which Prime Landlord may exercise for default by Landlord under the Prime Lease and which Ground Lease Lessor may exercise for default by Landlord under the Ground Lease.

25. **SECURITY DEPOSIT**. To secure the faithful performance by Tenant of all the covenants, conditions and agreements in this Sublease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed including, but not by way of limitation, such covenants and agreements in this Sublease which become applicable upon the termination of the same by re-entry or otherwise, Tenant has deposited with Landlord the Security Deposit as specified in Section 1(Q) on the understanding that: (a) the Security Deposit or any portion thereof not previously applied, or from time to time, such one or more portions thereof, may be applied to the curing of any default that may then exist, without prejudice to any other remedy or remedies which Landlord may have on account thereof; (b) upon such application Tenant shall pay Landlord on demand the amount so applied which shall be added to the Security Deposit so the same may be restored to its original amount; (c) should the Prime Lease or Ground Lease be assigned by Landlord, the Security Deposit, or applicable portion thereof not previously applied may be turned over to Landlord's assignee and if the same be turned over as aforesaid; then Tenant hereby releases Landlord from any and all liability with respect to the Security Deposit and/or its application or return; (d) if permitted by law, Landlord or its successor shall not be obligated to hold the Security Deposit as a separate fund, but on the contrary may commingle the same with its other funds; (e) if Tenant shall faithfully fulfill, keep, perform and observe all of the covenants, conditions and agreements in this Sublease set forth and contained on the part of Tenant to be fulfilled, kept, performed and observed, then the sum deposited or the portion thereof not previously applied, shall be returned to Tenant without interest no later than thirty (30) days after the expiration of the Term of this Sublease or any renewal or extension thereof, provided Tenant has surrendered possession of the Equipment and Parcel to Landlord at the expiration of the Term or any extension or renewal thereof as provided herein; (f) in the event that Landlord terminates this Sublease or Tenant's right to possession by reason of an Event of Default by Tenant, Landlord may apply the Security Deposit against damages suffered to the date of such termination and/or may retain the Security Deposit to apply against such damage as may be suffered or shall accrue thereafter by reason of Tenant's default; (g) in the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, or its successors or assigns, the Security Deposit shall be deemed to be applied first to the payment of any Rent due Landlord for all periods prior to the institution of such proceedings, and the balance, if any, of the Security Deposit may be retained or paid to Landlord in partial liquidation of Landlord's damages.

26. **NOTICES AND CONSENTS**. All notices, demands, requests, consents or approvals which may or are required to be given by either party to the other shall be in

writing and shall be deemed given when received or refused if sent by United States registered or certified mail, postage prepaid, return receipt requested or if sent by overnight commercial courier service (a) if to Tenant, addressed to Tenant at the address specified in Section 1(S) or at such other place as Tenant may from time to time designate by notice in writing to Landlord; or (b) if for Landlord, addressed to Landlord at the address specified in Section 1(T) or at such other place as Landlord may from time to time designate by notice in writing to Tenant; or (c) if for Prime Landlord, addressed to Prime Landlord at the address specified in Section 1(C) or at such other place as Prime Landlord may from time to time designate by notice in writing to Landlord; which address Landlord agrees to provide to Tenant; or (d) if for Ground Lease Lessor, addressed to Ground Lease Lessor at the address specified in Section 1(F) or at such other place as Ground Lease Lessor may from time to time designate by notice in writing to Landlord, which address Landlord agrees to provide to Tenant. Each party agrees promptly to deliver a copy of each notice, demand, request, consent or approval from such party to Prime Landlord and Ground Lease Lessor and promptly to deliver to the other party a copy of any notice, demand, request, consent or approval received from Prime Landlord and/or Ground Lease Lessor. Such copies shall be delivered by overnight commercial courier.

27. **PROVISIONS REGARDING SUBLEASE.** This Sublease and all the rights of parties hereunder are subject and subordinate to the Prime Lease and to the Ground Lease, and any expiration or termination of the Prime Lease and/or the Ground Lease shall result in automatic termination of this Sublease. Each party agrees that it will not, by its act or omission to act, cause a default under the Prime Lease or Ground Lease. In furtherance of the foregoing, the parties hereby confirm, each to the other, that it is not practical in this Sublease agreement to enumerate all of the rights and obligations of the various parties under the Prime Lease and Ground Lease and specifically to allocate those rights and obligations in this Sublease agreement. Accordingly, in order to afford to Tenant the benefits of this Sublease and of those provisions of the Prime Lease and Ground Lease which by their nature are intended to benefit the party in possession of the Equipment, and in order to protect Landlord against a default by Tenant which might cause a default or event of default by Landlord under the Prime Lease or Ground Lease, the parties agree as follows:

A. Tenant shall timely pay all Rent when and as due under this Sublease. Landlord shall pay, when and as due, all base rent, additional Rent and other charges payable by Landlord to Prime Landlord under the Prime Lease and to Ground Lease Lessor under Ground Lease; then:

(i) Landlord shall perform its covenants and obligations under the Prime Lease which do not require for their performance possession of the Equipment and Parcel and which are not otherwise to be performed hereunder by Tenant on behalf of Landlord. For example, Landlord shall at all times keep in full force and effect all insurance required of Landlord as tenant under the Prime Lease and as tenant under the Ground Lease.

(ii) Tenant shall perform all affirmative covenants and shall refrain from performing any act which is prohibited by the negative covenants of the

Prime Lease or Ground Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Equipment and Parcel. If practicable, Tenant shall perform affirmative covenants which are also covenants of Landlord under the Prime Lease or Ground Lease at least five (5) days prior to the date when Landlord's performance is required under the Prime Lease or Ground Lease. Landlord shall have the right to enter the Premises to cure any default by Tenant under this Section.

B. Landlord shall not agree to an amendment to the Prime Lease or Ground Lease which might have an adverse effect on Tenant's use of the Equipment or Parcel for its intended purpose, unless Landlord shall first obtain Tenant's prior written approval thereof, which approval shall not be unreasonably withheld, denied or conditioned.

C. Landlord hereby grants to Tenant the right to receive all of the services and benefits with respect to the Equipment and Parcel which are to be provided by Prime Landlord under the Prime Lease and which are to be provided by Ground Lease Lessor under the Ground Lease. Landlord shall have no duty to perform any obligations of Prime Landlord under the Prime Lease or of Ground Lease Lessor under the Ground Lease. Landlord shall have no responsibility for or be liable to Tenant for any default, failure or delay on the part of Prime Landlord in the performance or observance by Prime Landlord of any of its obligations under the Prime Lease, nor shall such default by Prime Landlord affect this Sublease or waive or defer the performance of any of Tenant's obligations hereunder except to the extent that such default by Prime Landlord excuses performance by Landlord under the Prime Lease. Landlord shall have no responsibility for or be liable to Tenant for any default, failure or delay on the part of Ground Lease Lessor in the performance or observance by Ground Lease Lessor of any of its obligations under the Prime Lease, nor shall such default by Ground Lease Lessor affect this Sublease or waive or defer the performance of any of Tenant's obligations hereunder except to the extent that such default by Ground Lease Lessor excuses performance by Landlord under the Ground Lease Notwithstanding the foregoing, the parties contemplate that Prime Landlord shall, in fact, perform its obligations under the Prime Lease and that Ground Lease Lessor shall, in fact, perform its obligations under the Ground Lease. In the event of any default or failure of such performance by Prime Landlord or Ground Lease Lessor, Landlord agrees that it will, upon notice from Tenant, make demand upon Prime Landlord or Ground Lease Lessor to perform its obligations under the Prime Lease and/or Ground Lease, and, provided that Tenant specifically agrees to pay all costs and expenses of Landlord and provides Landlord with security reasonably satisfactory to Landlord to pay such costs and expenses, Landlord will take appropriate legal action to enforce the Prime Lease and or the Ground Lease.

28. PRIME LANDLORD'S AND GROUND LEASE LESSOR'S CONSENT. This Sublease and the obligations of the parties hereunder are expressly conditioned upon Landlord's obtaining prior written consent hereto by Prime Landlord and by Ground Lease Lessor, if such written consent is required under the Prime Lease or Ground Lease, respectively. Tenant shall promptly deliver to Landlord reasonable information requested by Prime Landlord (in connection with Prime Landlord's or

Ground Lease Lessor's approval of this Sublease) with respect to the nature and operation of Tenant's business and/or the financial condition of Tenant. Landlord and Tenant hereby agree, for the benefit of Prime Landlord and Ground Lease Lessor, that this Sublease and Prime Landlord's and/or Ground Lease Lessor's consent hereto shall not (a) create a privity of contract between Prime Landlord and Tenant or between Ground Lease Lessor and Tenant; (b) be deemed to have amended the Prime Lease or Ground Lease in any regard (unless Prime Landlord and/or Ground Lease Lessor shall have expressly agreed in writing to such amendment); or (c) be construed as a waiver of Prime Landlord's or Ground Lease Lessor's right to consent to any assignment of the Prime Lease by Landlord or any further subletting of the Equipment or Parcel leased pursuant to the Prime Lease or Ground Lease, or as a waiver of Prime Landlord's or Ground Lease Lessor's right to consent to any assignment by Tenant of this Sublease or any sub-letting of the Equipment, or Parcel, or any part thereof. Prime Landlord's and Ground Lease Lessor's consent, however, shall be deemed to evidence Prime Landlord's and Ground Lease Lessor's agreement that Tenant may use the Equipment and Parcel for the purpose set forth in Section 1(P) and that Tenant shall be entitled to any waiver of claims and of the right of subrogation for damage to Prime Landlord's and Ground Lease Lessor's property if and to the extent that the Prime Lease or Ground Lease provides such waivers for the benefit of Landlord. If Prime Landlord or Ground Lease Lessor fails to consent in writing to this Sublease within thirty (30) days after the execution and delivery of this Sublease, then this Sublease shall automatically become null and void.

29. BROKERAGE. Each party warrants to the other that it has had no dealings with any broker or agent in connection with this Sublease, and both parties agree to hold harmless and indemnify the other from and against any and all liabilities, expenses (including attorneys fees and court costs) arising from any contact by such party with a broker regarding the Equipment or Property.

30. MISCELLANEOUS ADDITIONAL PROVISIONS.

A. Unless otherwise set forth below, Tenant shall provide Landlord at Tenant's fiscal year end, or at any other time that such information significantly changes, the following information:

(1) Current business plan.
(2) Financial statements including balance sheet and income statement. (This information shall be provided at the end of each quarter during Tenant's fiscal year).
(3) Statement of ownership of the company, including number of shares of stock (by class) held by each owner.
(4) Employment data for the following:
- (i) Number of on-site employees.
- (ii) Names of on-site employees.
- (iii) Names of members of boards of directors.

(iv) Tag numbers of all on-site employee vehicles that are entitled to park on Property per separate agreement between Tenant and Ground Lease Landlord.

Failure by Tenant to provide this information shall be deemed a material default of Tenant's obligations under this Agreement.

B. Exterior Signs. Tenant shall attach no signs to the Equipment or place any signs the Parcel or Property without the express written consent of Landlord, Prime Landlord and Ground Lease Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any and all signs shall conform with any applicable rules and design guidelines and regulations of Landlord, Prime Landlord or Ground Lease Landlord. Tenant shall be responsible to Landlord for any damage caused by the installation, use, maintenance or removal of such signs.

C. Mortgagees' Rights – Tenant's rights shall be subject to any mortgage, deed to secure debt or any other financial instrument placed upon the Equipment by Prime Landlord or placed upon the Property on which the Equipment is located by Ground Lease Lessor.

D. Rights Cumulative. All rights powers, and privileges conferred hereunder upon the parties hereto shall be cumulative and in addition to those give by law.

E. Attorneys Fees. If any rent owing under this agreement is collected by or through any attorney at law upon default of the lease terms, Tenant agrees to pay 10% thereof as attorney's fees.

F. Illegal or Invalid Provisions. If any clause or provision of this Sublease is illegal, invalid or unenforceable under present or future laws, the remainder of this agreement shall not be affected thereby, and in lieu of each clause or provision of this rental agreement which illegal, invalid or unenforceable, there shall be added as part of this agreement a clause or provision as nearly identical to the said clause or provision as may be legal, valid and enforceable.

G. Waiver of Rights. No failure by Landlord to exercise any power given Landlord hereunder or to insist upon strict compliance by Tenant with Tenant's obligations hereunder and no customs or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof.

H. Time is of the essence of this agreement.

I. Entire Agreement. This Sublease constitutes the entire agreement between the parties regarding the subject matter hereof and no representations, inducements, promises or agreements (oral or otherwise) between the parties not embodied herein shall

be of any force or effect. This agreement may only be added to or modified by a written amendment signed by both of the parties hereto.

J Guaranty. As evidenced by the signature below, an individual principal in the Tenant corporation agrees to act as Guarantor and unconditionally guarantees prompt payment of all rent and the performance and observance of all the terms, covenants and condition this agreement. Guarantor waives presentment, protest, notice, demand or action on Tenant's delinquency with regard to any indebtedness, including any right to require Landlord to sue Tenant or otherwise enforce payment.

K. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

L. Keys. Tenant agrees that it will provide Landlord's security personnel with a set of keys to Tenant's Premises to be used, if possible, in gaining entrance to the Premises in the event of an emergency.

M. No Liability for Personal Property. Landlord shall have no responsibility or liability for any loss or damage to any of Tenant's, its employees', agents' or invitees' personal property on or about the Equipment or Property

N. Rules and Regulations. Tenant agrees to comply with all rules and regulations of Prime Landlord governing the Property or of Ground Lease Lessor governing the Property.

O. No Estate. This agreement creates the relationship of sublessor and sublessee between the parties as to the Equipment and Parcel which is the subject hereof. No estate shall pass out of Landlord, nor shall Tenant be deemed to have any estate in the Parcel on which the Equipment is located on any other portion of the Property.

P. Termination for Convenience. In addition to any other means for terminating this Sublease specified herein, either party may also terminate this Agreement for convenience upon, sixty (60) days advance written notice to the other party; provided, however, that no termination of this agreement prior to the normal ending hereof, by lapse or time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination hereof.

Q. Hazardous Materials. Tenant agrees specifically to abide by all terms and conditions of the Prime Lease and Ground Lease, regarding the use, storage, etc. of hazardous materials on the Property/Equipment. Tenant agrees to indemnity and hold harmless Landlord, Prime Landlord and Ground Lease Lessor from and against any and all claims, expenses, liabilities, penalties, clean up costs, attorneys' fee and court costs arising from or in any connected with Tenant's use, storage r disposal of any hazardous materials, petroleum products, hazardous biological waste on the Property. Tenant also agrees to abide by any laws or rules and regulation of governing authorities or of Landlord, Prime Landlord, or Ground Lease Lessor with regard to such materials.

R. <u>Specific Provisions Required by Ground Lease and Prime Lease</u>. Pursuant to the requirements of the Prime Lease and Ground Lease, and notwithstanding anything to the contrary set forth herein, the following provisions are expressly included within this Sublease:

(i) Tenant and Landlord agree that each of them shall forward to Prime Landlord and/or Ground Lease Lessor, as the case may be, a copy of any notice of default received by Tenant or Landlord, simultaneously with the receipt or issuance of such notice

(ii) Tenant and Landlord acknowledge and agree that Prime Landlord and Ground Lease Lessor have received a copy of this Sublease and each has a right of approval with regard to this Sublease and with regard to the identify of the Tenant. A signature block for Prime Landlord and a signature block for Ground Lease Lessor has been included at the end of this Sublease. By Prime Landlord's and Ground Lease Lessor's execution of this agreement in the spaces indicated, Prime Landlord and Ground Lease Lessor may evidence their approval of this Sublease and the identity of the Tenant.

(iii) Tenant and Landlord agree that the consent of Prime Landlord and Ground Lease Lessor shall not act in any way to relieve Landlord of any of its obligations under the Prime Lease or Ground Lease, nor shall such consent constitute consent to any subsequent sublease or assignment.

(iv) Tenant acknowledges and agrees that all provisions of the Prime Lease and the Ground Lease apply to Tenant, and Tenant agrees to strictly abide by all requirements of said Prime Lease and said Ground Lease.

(v) Tenant agrees to maintain the same policies of insurance that are required of Landlord under the Prime Lease and under the Ground Lease. Tenant also agrees to undertake the same indemnification, defense and hold harmless obligations required of Landlord pursuant to the Prime Lease and the Ground Lease, which obligations shall survive the termination or expiration of the Prime Lease, the Ground Lease and this Sublease.

(vi) Tenant and Landlord agree that neither this Sublease, nor any other approved sublease or assignment shall in any way relieve, modify or extinguish the liability of Landlord, any assignor, sublessor or sub-sublessor, as the case may be, or any of their predecessors-in-interest.

[Signatures appear on next page.]

IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written.

LANDLORD: EmTech Biotechnology Development, Inc.

By: Michael [signature]

Title: Chairman of the Board

ATTEST: Connie [signature]

Title: Notary Public
[SEAL]

TENANT: GeoVax, Inc.

By: Donald G. Hildebrand [signature]

Title: President/CEO

ATTEST: Connie [signature]

Title: Notary Public
[SEAL]

LANDLORD: EmTech Biotechnology Development, Inc.

By: ________________

Title: ________________

ATTEST: ________________

Title: ________________
[SEAL]

CONSENTED TO BY:

GROUND LEASE LESSOR :
Emory University

By: John L. [signature]

Title: Exec. V. Pres.

ATTEST: [signature]

Title: Secretary of the University
[SEAL]